Exhibit 32.2

CERTIFICATION OF CHIEF ADMINISTRATIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Gottschalks Inc. (the "Company") on Form 10-K for the period ended February 3, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. Gregory Ambro, Chief Administrative and Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as enacted by § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Gregory Ambro
J. Gregory Ambro
Chief Administrative and Financial Officer

Date: April 16, 2007

A signed original of this written statement required by Section 906 has been provided to Gottschalks Inc. and will be retained by Gottschalks Inc. and furnished to the Securities and Exchange Commission or its staff upon request.